UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

THE ADVISORS’ INNER CIRCLE FUND III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FOR IMMEDIATE RELEASE

Shareholder Contact:

Ben Bauman

610-676-1458

NOTICE OF CHANGE OF LOCATION OF THE SPECIAL MEETING

OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2020

OAKS, Pa., March 26, 2020 – The Advisors’ Inner Circle Fund® Trust III (the “Trust”) provides the following notice to the shareholders of Ninety One Emerging Markets Equity Fund and Ninety One Global Franchise Fund (each, a “Fund” and together, the “Funds”) to announce a change in location of the Special Meeting of Shareholders (the "Meeting") from an in person meeting to a virtual meeting in response to the U.S. Securities and Exchange Commission Division of Investments Management "Staff Guidance for Conducting Annual Meetings in Light of COVID-19 Concerns" published on March 13, 2020:

Due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders and the Trust’s officers and support staff, NOTICE IS HEREBY GIVEN that the location of the Meeting of the Funds has been changed. As previously announced, the Meeting will be held on Tuesday, March 31, 2020 at 10 a.m. Eastern Time. In light of public health concerns regarding COVID-19 and local, state and recent governmental regulations and recommendations, the meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, any shareholder of record of the Funds as of the close of business on January 31, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. To participate in the Meeting, you must dial 1-855-749-4750 and enter the access code 470 433 008 when prompted. To ensure access to the Meeting, eligible shareholders should dial into the Meeting by 9:45 a.m. ET on March 31, 2020. Only fund shareholders as of the record date may participate in the Meeting. The Funds will implement reasonable measures to verify that each person requesting participation at the Meeting is authorized to vote at the Meeting.

A shareholder may vote during the Meeting by following the instructions provided during the Meeting. However, shareholders are strongly encouraged to vote and submit their proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Proxy Statement is available on the Internet at www.proxyvote.com. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.